For the annual period ended (a) 12/31/96
File number (c) 811-5510


                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders

     A  special Meeting of Shareholders was called
for   October  30,  1996.   At  such  meeting  the
shareholders approved the following proposals:

     A)    Approval that Edward D. Beach,  Delayne
     Dedrick  Gold,  Robert F.  Gunia,  Donald  D.
     Lennox,  Douglas H. McCorkindale,  Mendel  A.
     Melzer,  Thomas T. Mooney, Stephen  P.  Munn,
     Richard A. Redeker, Robin B. Smith, Louis  A.
     Weil, III and Clay T. Whitehead are duly elected to serve as Directors of the Fund until the earlier to occur of (i) the next meeting of Shareholders at which Directors are elected and until his or her successor shall have been duly elected and shall have qualified or (ii) their terms expire in accordance with the Fund's retirement policy.

                         Affirmative
                                 Votes        Cast
Votes Withheld
Edward    D.    Beach                  108,904,537
3,927,678
Delayne    Dedrick    Gold             109,029,733
3,802,482
Robert    F.    Gunia                  109,109,144
3,723,071
Donald    D.    Lennox                 108,877,212
3,955,003
Douglas    H.     McCorkindale         109,061,163
3,771,052
Mendel    A.    Melzer                 109,027,954
3,804,261
Thomas    T.    Mooney                 109,073,245
3,758,970
Stephen    P.    Munn                  109,108,518
3,723,697
Richard    A.    Redeker               109,092,459
3,739,756
Robin      B.      Smith               109,057,759
3,774,456
Louis    A.   Weil,   III              109,066,470
3,765,745
Clay    T.    Whitehead                109,085,038
3,747,177


     B)       Approval of the proposed elimination
     of    the   Fund's   fundamental   investment
     restriction   relating   to   investment   in
     securities   of   unseasoned   issuers,    as
     described in such Fund's proxy statement.

          For                              Against
Abstain
          77,622,851                     6,520,151
5,480,579





     C)       Approval of the proposed increase in
     the percentage of portfolio securities that the Fund may lend, as described in such Fund's proxy statement.

          For                              Against
Abstain
          77,880,460                     6,171,478
5,571,643

     D)      Approval of the selection of Deloitte
     &  Touche LLP as independent accountants  for
     the  Fund conditioned upon the right by  vote
     of  a  majority  of  such Fund's  outstanding
     voting  shares at any meeting called for  the
     purpose    to   terminate   such   employment
     forthwith without penalties.

          For                              Against
Abstain
          107,490,494                    1,055,270
4,286,451

     E)       In  their  discretion on  any  other
     business which may properly come before the meeting or any adjournment thereof.